SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 6, 2005


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                            0-27102                23-2694937
------------                            -------                ----------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
 of incorporation)                                           Identification No.)




2000 Cabot Blvd. West, Suite 110, Langhorne, PA                19047-1833
-----------------------------------------------                ----------
(Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 6, 2005, eGames, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Cinemaware, Inc. ("Cinemaware") to purchase substantially all of the assets of Cinemaware. The Agreement contains customary representations, warranties and covenants. The assets to be acquired upon closing of the transaction, anticipated to occur in October, 2005, principally consist of intellectual property, contract rights and goodwill. As part of the transaction, at closing Cinemaware and its principal shareholder, Lars Fuhrken-Batista, will enter into non-competition agreements, and Mr. Batista will become Vice President of Development for the Company. The Company intends to use the Cinemaware assets for purposes of developing new higher-priced PC game titles and console game titles.

In consideration for the Cinemaware assets, at closing the Company will issue shares of its common stock equal to $300,000 divided by the average closing price of a share of the Company's common stock for the five trading days prior to the date of the Agreement, and the five trading days ending one trading day prior to the closing, but in no event less than 600,000 shares or more than 855,000 shares. Also at closing, the Company will issue to Cinemaware a warrant to purchase 150,000 shares of the Company's common stock at an exercise price of $.50 per share, and a warrant to purchase 150,000 shares of the Company's common stock at an exercise price of $.75 per share. The warrants will have a term of five years.

One-third of the shares of the Company's common stock to be issued at closing will be held in an escrow account for one year for the Company's indemnification claims. eGames is not assuming any of Cinemaware's liabilities, except for certain obligations relating to assumed contracts. The amount and type of consideration was determined on the basis of arm's length negotiations between the Company and Cinemaware. Neither the Company nor any of its affiliates has any material relationship to Cinemaware or any of its shareholders, other than as related to the Agreements and the transactions contemplated thereby.

Additionally, as part of Mr. Batista's employment, upon his start date he will receive a stock option to purchase 150,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on that date. The option will not be part of any stock option plan and will vest and become exercisable over five years in equal annual installments. The option will have a term of six years.

The foregoing description of the Agreements and the transactions contemplated thereby are qualified in their entirety by reference to the Asset Purchase Agreement filed as Exhibit 2.1 to this Form 8-K.

Item 2.01   Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is hereby incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

Upon completion of the Cinemaware transaction, the Company will issue unregistered shares of its common stock equal to $300,000 divided by the average closing price of a share of the Company's common stock for the five trading days prior to the date of the Agreement, and the five trading days ending one trading day prior to the closing, but in no event less than 600,000 shares or more than 855,000 shares. Also at closing, the Company will issue to Cinemaware a warrant to purchase 150,000 shares of the Company's common stock at an exercise price of $.50 per share, and a warrant to purchase 150,000 shares of the Company's common stock at an exercise price of $.75 per share. The warrants will have a term of five years.

Additionally, as part of Mr. Batista's employment, upon his start date he will receive a stock option to purchase 150,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on that date. The option will not be part of any stock option plan and will vest and become exercisable over five years in equal annual installments. The option will have a term of six years.

The shares and warrants will be issued to Cinemaware, an accredited investor, pursuant to the exemption from registration provided by Regulation D under the Securities Act, as amended. Cinemaware represented to the Company in the Asset Purchase Agreement that it was acquiring the securities for investment and not with a view toward resale or distribution to others. The certificates representing the shares of common stock and warrants will bear restrictive legends. The option will be issued to Mr. Batista, an accredited investor, pursuant to the exemption from registration provided by Regulation D under the Securities Act, as amended. The agreement representing the option contains representations of Mr. Batista that he is acquiring the option for investment and not with a view toward resale or distribution to others. The option agreement also states that the shares to be issued upon exercise of the option are restricted securities.

Item 9.01   Financial Statements and Exhibits.

(a) Financial Statements.

The Company is not required to file financial statements in connection with the acquisition described in Items 1.01 and 2.01.

(b) Pro Forma financial information.

The Company is not required to file pro forma financial information in connection with the acquisition described in Items 1.01 and 2.01.

(c) Exhibits. The following documents are filed as exhibits to this report.

2.1 Asset Purchase Agreement between eGames, Inc., Cinemaware, Inc. and Lars Fuhrken-Batista dated as of October 6, 2005. The Company agrees to furnish supplementally a copy of any of the exhibits and schedules to the Asset Purchase Agreement identified therein upon request of the Securities and Exchange Commission.

99.1   Press Release dated October 6, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         eGames, Inc.


                                         By:/s/ Thomas W. Murphy
                                            ------------------------------------
                                            Thomas W. Murphy, Vice President and
                                            Chief Financial Officer
Dated: October 11, 2005